Exhibit 23.2

July 13, 2005

The Board of Directors
China World Trade Corporation
3rd Floor, Goldlion Digital Network Center
138 Tiyu Road East, Tianhe
Guangzhou, People's Republic of China

Re: China World Trade Corporation - Form SB-2/A

Dear Sir/Madam:

As independent chartered accountants, we hereby consent to the incorporation by reference in China World Trade Corporation’s Registration Statement on Form SB-2/A of our (i) report dated July 8, 2005 on China World Trade Corporation's audited financial statements for the 3-month period ended December 31, 2003, (ii) report dated April 14, 2005 on China World Trade Corporation’s audited financial statements for the year ended December 31, 2004, (iii) report dated August 12, 2004 on Guangdong New Generation Commercial Management Limited’s audited financial statements for the periods/years ended March 31, 2004, December 31, 2003 and December 31, 2002, and (iv) report dated August 12, 2004 on Guangdong Hauhao Insurance Agency Limited’s audited financial statements for the periods/years ended March 31, 2004, December 31, 2003 and December 31, 2002, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/ Moores Rowland Mazars

Moores Rowland Mazars
Chartered Accountants
Certified Public Accountants

Hong Kong